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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (date of earliest event reported): November 19, 1999

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                                 GENENTECH, INC.
             (Exact name of registrant as specified in its charter)

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
        Delaware                                                   94-2345624
(State of Incorporation)   (Commission File Number)   (I.R.S. Employer Identification No.)

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                                    1 DNA Way
                        South San Francisco, California            94080-4990
                   (Address of Principal Executive Offices)        (Zip Code)
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                                 Genentech, Inc.
                                    1 DNA Way
                   South San Francisco, California 94080-4990
                    (Address of Principal Executive Offices)



                                 (650) 225-1000
              (Registrant's Telephone Number, Including Area Code)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5: OTHER EVENTS

     On November 19, 1999, Genentech, Inc. and the University of California, known as "UC," agreed to settle the patent infringement lawsuits brought by UC relating to Genentech's human growth hormone products. Under the terms of the settlement agreement approved by the UC Board of Regents, Genentech will pay to UC $150 million and make a contribution in the amount of $50 million toward the construction of the first biological sciences research building at Mission Bay, a new 43-acre research and teaching campus of the University of California, San Francisco. The building will bear a name selected by Genentech and acceptable to UC. Both parties agreed that the settlement was not an admission that Genentech infringed UC's patent or used the genetic material in question. The parties signed the settlement agreement on December 17, 1999 and the court formally dismissed the lawsuits on December 23, 1999. Genentech expects to record a charge to operations in the fourth quarter of 1999 in connection with the settlement.




                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENENTECH, INC.


Date: January 14, 2000               /s/ Arthur D. Levinson
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                                     Name:  Arthur D. Levinson, Ph.D.
                                     Title: Chairman and Chief Executive Officer